FOR IMMEDIATE RELEASE

Dietary App ContentChecked™ Goes Public, Raises $1.9M

WEST HOLLYWOOD, Calif., April 30, 2015 – Content Checked Holdings, Inc. (formerly Vesta International, Corp.) (OTCQB: CNCK), a Nevada corporation (the “Company”), announced today that it completed a reverse merger on Friday, April 17, 2015, in which Content Checked, Inc., a Wyoming corporation (“ContentChecked”), became a wholly owned subsidiary of the Company, and completed a simultaneous $1.9 million private placement offering. Shares of the Company's common stock are currently quoted on the OTC Markets under the symbol “CNCK.”

Content Checked is creating a revolutionary marketplace for people with dietary restrictions and organizations who cater for them. Content Checked has created and introduced to the market smartphone applications designed for use by those who suffer from food allergies & intolerances, and migraine & chronic headaches. In the U.S. alone 15 million people suffer from Food Allergies and 38 Million from Migraine and Chronic Headaches. The Food Allergy market has an estimated value of $6 billion USD. The applications allow its users to have the ability to scan product’s bar code and determine if it is safe for consumption, and if not, what is the better alternative for their specific dietary profile. Their friends and family can also use it to assist in their food selections. Content Checked’s management believes it has created the first applications with genuine comprehensive content information and in-depth allergen and migraine definitions for most U.S. food products and is designed to meet the needs for millions of people in the United States. Moreover, it has created a revolutionary way for food producers to find consumers that actively ask for their products at the point of purchase. Content Checked has unique database of allergens, migraine triggers, and food ingredients that directly correlate with food allergies & intolerances and/or migraine & chronic headaches. Currently there are several hundreds of thousand products in the database and it is constantly growing. The applications are highly scalable and can expand into new geographic areas and product categories with limited modifications and investment.

The ContentChecked smartphone application helps users to personalize their shopping lists and makes sure they purchase products that are compatible with their specific allergies and intolerances. The ContentChecked application and supporting database allows its user to save time and make better decisions while grocery shopping since the application will guide and direct shopping based upon the user’s dietary needs.

The MigraineChecked smartphone application is based upon the publically available research from the University of Berkley California. The application helps migraine sufferers, and those who care for them, to save time and make better decisions while grocery shopping since the application will guide and direct shopping based upon the user’s dietary needs.

“Born from a father's confusion and frustration about what to feed his daughter and her friends with specific food allergies, ContentChecked was founded to design and develop solutions that will positively impact individuals’ health. Indeed, ContentChecked is both useful, but, also necessary due to insufficient labeling laws in the U.S. and ‘shifting’ manufacturing practices.  Moreover, we see ContentChecked as being a critical tool to newly diagnosed food allergy families just learning to read labels and finding safe foods,” remarked Kris Finstad, the Company’s Chief Executive Officer. “This financing will enable us to expand our technology and marketing even further and drive adoption in the healthcare market.”

Concurrent with the completion of the reverse merger, the Company completed a private placement offering (“PPO”) of 4,299,400 shares of the Company’s restricted common stock, resulting in aggregate gross proceeds of $1,920,150 (including the conversion of previously issued unsecured Bridge Notes and secured Bridge Note and before deducting expenses of the offering estimated at approximately $125,000). After giving effect to the closing of the reverse merger and the PPO, there are approximately 34,622,602 shares of the Company’s common stock outstanding. In addition, the Company's Board of Directors adopted, and its stockholders have approved, a 2015 Equity Incentive Plan, which provides for the issuance of incentive awards of up to 5,000,000 shares of the Company's common stock to officers, key employees, consultants and directors.

Effective with the completion of the reverse merger, the sole member of the Board of Directors of the Company was Kris Finstad; however, two additional members of the Board, including one independent director, are anticipated to be appointed in the coming days.

The Company intends to use net proceeds of the offering principally to expand its sales and marketing efforts, to sustain its research and development efforts, and for working capital.

The Company intends to file an amendment to its Current Report on Form 8-K as soon as possible to include Content Checked’s required financial statements. In accordance with “reverse merger” accounting treatment, the Company's historical financial statements as of period ends, and for periods ended, prior to the merger will be replaced with the historical financial statements of Content Checked Holdings Inc. in future filings with the SEC.

The securities issued in the merger and sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be resold absent registration under, or exemption from registration under, the Securities Act.

About Content Checked Holdings Inc.

The company (www.contentchecked.com) has created a revolutionary marketplace for people with dietary restrictions and organizations who cater for them. The company has created and introduced to the market the ContentCheckedsm and MigraineCheckedsm smartphone applications designed for use by those who suffer from food allergies & intolerances, and migraine & chronic headaches. In the U.S. alone 15 million people suffer from Food Allergies and 38 Million from Migraine and Chronic Headaches. The Food Allergy market has an estimated value of $6 billion USD. The applications allow its users to have the ability to scan product’s bar code and determine if it is safe for consumption, and if not, what is the better alternative for their specific dietary profile. Their friends and family can also use it to assist in their food selections.

The Company’s management believes it has created the first applications with genuine comprehensive content information and in-depth allergen and migraine definitions for most U.S. food products and is designed to meet the needs for millions of people in the United States. As a result, the company has created a revolutionary way for food producers to, at the point of purchase, be able to showcase their products to consumers that actively are asking for them.

The Company has a unique database of allergens, migraine triggers, and food ingredients that directly correlate with food allergies & intolerances and/or migraine & chronic headaches. Currently there are several hundreds of thousand products in the database and it is constantly growing. The applications are highly scalable and can expand into new geographic areas and product categories with limited modifications and investment.

ContentChecked
Facebook: https://www.facebook.com/contentchecked

Instagram: https://instagram.com/contentchecked

YouTube: https://www.youtube.com/channel/UCMihoaZILlRZ2C3hmx5vXhQ

MigraineChecked

Facebook: https://www.facebook.com/migrainechecked

Instagram: https://instagram.com/migrainechecked/

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Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements.  Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of the Company’s mobile applications, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.  Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over.  Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties.  Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain adequate financing, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC, including, the Company's Current Reports on Form 8-K.  The Company does not undertake to update these forward-looking statements.

Contact:

Miad Ballai, COO (Head of Marketing)
Phone: 424-205-1777 x1
mb@contentchecked.com